UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☒	Definitive information statement.

NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT	FEBRUARY 28, 2022

Dear Northern Funds Investor:

As you know, we continually monitor and manage the sub-advisers in your Fund. A dedicated team of investment professionals evaluates the sub-advisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that each Fund’s sub-advisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made sub-adviser changes within the Multi-Manager Global Listed Infrastructure Fund (the “Global Listed Infrastructure Fund”) and the Northern Engage360TM Fund (the “Engage360TM Fund” and together with the Global Listed Infrastructure Fund, the “Funds” and each, a “Fund”).

Each of the Funds utilizes sub-advisers with distinct investment approaches. The Board of Trustees of the Northern Funds (the “Board”) has approved the termination of Maple-Brown Abbott Limited (“MBA”) as a sub-adviser to the Global Listed Infrastructure Fund, effective on or about November 22, 2021, and the appointment of KBI Global Investors (North America) Ltd. (“KBI”) to sub-advise a portion of the Global Listed Infrastructure Fund, which became effective on or about December 10, 2021. The Board made this decision based upon Northern Trust Investments, Inc.’s (“NTI”) recommendation that KBI would better complement the Fund’s other sub-advisers to help the Fund achieve its risk-return objectives.

The Board has also approved the termination of Strategic Global Advisors, LLC (“SGA”) as a sub-adviser to the Engage360TM Fund effective on or about November 22, 2021, and the appointment of Boston Common Asset Management, LLC (“BCAM”) to sub-advise a portion of the Engage360TM Fund, which became effective on or about December 3, 2021. The Board made this decision based upon NTI’s recommendation that BCAM would add sub-adviser diversification to help the Fund achieve its risk-return objectives.

In addition, DDJ Capital Management, LLC (“DDJ”), a sub-adviser to the Multi-Manager High Yield Opportunity Fund (the “High Yield Opportunity Fund”), was acquired by Polen Capital Management, LLC (“Polen Capital”), a Florida-based registered investment adviser, on January 31, 2022. The transaction was deemed to be a “change in control” of DDJ under the Investment Company Act of 1940, as amended (the “1940 Act”). As required under the 1940 Act, the sub-advisory agreement between DDJ and NTI with respect to the High Yield Opportunity Fund (the “Original Sub-Advisory Agreement”) provided for automatic termination upon an assignment, including a change in control. Due to the change in ownership of DDJ, the Board approved a new sub-advisory agreement between DDJ and NTI (the “New Sub-Advisory Agreement”). The New Sub-Advisory Agreement took effect upon the date of the change of control of DDJ and is similar in all material respects to the Original Sub-Advisory Agreement. There have been no changes to the High Yield Opportunity Fund’s portfolio managers, investment objectives, or principal investment strategies and risks. Subsequent to the acquisition, DDJ changed its name to Polen Capital Credit, LLC (“PCC”).

Please take a moment to read the enclosed Joint Information Statement that describes the changes discussed above. We believe that these changes are in the best interests of the Funds and their shareholders and assure you that we will continue to closely monitor the Funds’ sub-advisers. If you have any questions about your investment in the Funds, please contact your financial advisor or call (800) 595-9111.

Best regards,

Christopher E. Vella, CFA

Senior Vice President

Northern Trust Investments, Inc.

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	800-595-9111	WWW.NORTHERNTRUST.COM/FUNDS

Northern Funds Distributors, LLC, not affiliated with Northern Trust.

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

NORTHERN FUNDS—MULTI-MANAGER GLOBAL LISTED INFRASTRUCTURE FUND, NORTHERN ENGAGE 360TM FUND AND MULTI-MANAGER HIGH YIELD OPPORTUNITY FUND

This Joint Information Statement is being provided to the shareholders of the Multi-Manager Global Listed Infrastructure Fund (the “Global Listed Infrastructure Fund’), the Northern Engage360TM Fund (the “Engage360TM Fund”) and the Multi-Manager High Yield Opportunity Fund (the “High Yield Opportunity Fund”, together with the Global Listed Infrastructure Fund and the Engage360TM Fund the “Funds” and each, a “Fund”), each a series of Northern Funds, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment adviser to terminate sub-advisers, and to engage and enter into and materially amend existing sub-advisory agreements, upon the approval of the Board of Trustees (the “Board” or the “Trustees”) of the Trust, without obtaining shareholder approval. We are NOT asking you for a proxy and you are requested NOT to send us a proxy.

The Joint Information Statement will be available on the Trust’s website at northerntrust.com/informationstatements until May 30, 2022. A paper or email copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on February 11, 2022 are entitled to receive this Joint Information Statement. A Notice of Availability of this Joint Information Statement is being sent to shareholders of the Funds on or about March 1, 2022.

NTI and the Management Agreement

Northern Trust Investments, Inc. (“NTI”), an indirect subsidiary of Northern Trust Corporation (“NTC”), serves as the investment adviser for the Funds and is responsible for their overall management and administration. NTI is responsible for providing investment advisory services, including making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Funds and for providing administration services under a Management Agreement dated June 30, 2014, as amended, between the Trust, on behalf of each Fund, and NTI (the “Management Agreement”). The Board supervises the investment advisory services. The Management Agreement also permits NTI, subject to approval by the Board, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Agreement pursuant to a written agreement with each sub-adviser, subject to the Order. NTI has delegated substantially all its portfolio management responsibilities for the Funds to sub-advisers, with the exception of cash management services for the Funds. NTI remains responsible for supervision and oversight of the portfolio management services performed by the sub-advisers, including compliance with the Funds’ investment objectives and policies. Shareholders of the Funds approved the Management Agreement at a special meeting of shareholders on May 19, 2014.

NTI is entitled to a management fee as compensation for its advisory services and administration services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of each Fund’s respective average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS

Global Listed Infrastructure Fund	0.90%	First $1 Billion
	0.873%	Next $1 Billion
	0.847%	Over $2 Billion

Engage360TM Fund	0.68%	First $1 Billion
	0.66%	Next $1 Billion
	0.64%	Over $2 Billion

High Yield Opportunity Fund	0.83%	First $1.5 Billion
	0.805%	Next $1 Billion
	0.781%	Over $2.5 Billion

Global Listed Infrastructure Fund

KBI Global Investors (North America) Ltd. and the KBI Agreement

THE KBI AGREEMENT. At a meeting of the Board held on November 18, 2021 (the “November Meeting”), the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”), voting separately, approved a new sub-advisory agreement (the “KBI Agreement”) with respect to the Global Listed Infrastructure Fund between NTI and KBI Global Investors (North America) Ltd. (“KBI”). Under the KBI Agreement, KBI began managing a portion of the Global Listed Infrastructure Fund’s assets effective on or about December 10, 2021.

From December 21, 2016 until November 22, 2021, Maple-Brown Abbott Limited (“Maple-Brown”) managed a portion of the Global Listed Infrastructure Fund’s assets pursuant to a sub-advisory agreement between NTI and Maple-Brown, dated November 17, 2016 (the “Maple-Brown Agreement”). The Maple-Brown Agreement was terminated by the Board upon the recommendation of NTI for portfolio construction and performance-related reasons. NTI recommended that the Board

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FEBRUARY 28, 2022

approve the KBI Agreement based on its evaluation of KBI’ s investment advisory operations and capabilities and the potential for KBI’s investment strategy to better complement First Sentier Investors (Australia) IM LTD (“First Sentier”) and Lazard Asset Management LLC (“Lazard”) to help the Fund achieve its risk-return objectives. From November 22, 2021 until on or about December 10, 2021, NTI utilized the services of a transition manager to manage the portion of the Global Listed Infrastructure Fund previously managed by Maple-Brown. The Global Listed Infrastructure Fund’s remaining assets are managed by First Sentier and Lazard.

The KBI Agreement provides that KBI shall, subject to the supervision and oversight of NTI, manage the investment and reinvestment of the portion of the Global Listed Infrastructure Fund’s assets that NTI may allocate to KBI. The KBI Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, KBI shall use its best judgment to obtain the best overall terms available, and (ii) with respect to all other securities, KBI shall attempt to obtain the best net price and execution. Generally, in assessing the best overall terms available for any transaction, KBI shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, KBI may consider the brokerage and research services provided to the Global Listed Infrastructure Fund and/or other accounts over which KBI or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The KBI Agreement provides that KBI, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Global Listed Infrastructure Fund with those to be sold or purchased for such other accounts in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to all other securities. In such an event, KBI will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most fair and equitable over time to the Global Listed Infrastructure Fund and to its other accounts. Aggregation may on some occasions operate to the advantage of the Global Listed Infrastructure Fund and on other occasions to the disadvantage of the Global Listed Infrastructure Fund. The KBI Agreement permits KBI, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of KBI’s opinion of the reliability and quality of the broker or dealer.

The KBI Agreement provides that KBI shall not be liable for any loss arising out of any portfolio investment or disposition thereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The KBI Agreement also provides that NTI will indemnify KBI against certain liabilities and expenses, except that KBI shall not be indemnified for any liability or expenses that result from KBI’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of KBI’s reckless disregard of its duties under the KBI Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Global Listed Infrastructure Fund may terminate the KBI Agreement without penalty at any time. NTI may terminate the KBI Agreement immediately upon notice to KBI. The KBI Agreement terminates automatically in the event of an assignment as defined in the 1940 Act or upon termination of the Management Agreement. The KBI Agreement also may be terminated by KBI upon 60 days’ written notice to NTI and the Trust.

The material terms of the KBI Agreement are substantially the same as the terms of the sub-advisory agreement with the other sub-advisers to the Global Listed Infrastructure Fund, except for the sub-advisory fees. The addition of KBI to the Global Listed Infrastructure Fund has had no impact on the investment management fees charged to the Global Listed Infrastructure Fund or the fees paid by its shareholders, because the fees paid by NTI to the Global Listed Infrastructure Fund’s sub-advisers are deducted from the fees paid by the Global Listed Infrastructure Fund to NTI.

INFORMATION ABOUT KBI. KBI Global Investors (North America) Ltd. “KBI” is an Irish domiciled and incorporated institutional asset manager, located at 2 Harbourmaster Place, International Financial Services Centre, Dublin 1, D01 X5P3, Ireland. KBI is a wholly owned subsidiary of KBI Global Investors Ltd (“KBIGI”), located at 2 Harbourmaster Place, International Financial Services Centre, Dublin 1, D01 X5P3, Ireland. KBIGI is 92% owned by Amundi Asset Management with the remainder held by key management employees. Amundi Asset Management is, in turn, 100% owned by Amundi SA, which is a publicly traded company listed on the French Stock Exchange and which is majority owned by Crédit Agricole S.A. The remaining shares of Amundi SA are held by institutional and retail investors. KBIGI and KBI combined have approximately $14.9 billion in assets under management as of September 30, 2021. KBI believes that value can be derived by focusing on areas

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where the bulk of future infrastructure spending will be focused, such as water, clean energy, energy efficiency and food infrastructure; segments of the market that are currently underrepresented in public equity portfolios. KBI’s investment process is fundamentally driven by bottom-up analysis. Top-down macro insights are incorporated into their fair value of stocks. The strategy delivers a thematic global infrastructure portfolio centered on sustainable investing while also providing the benefits of real assets such as low beta, inflation linkage and stable, high dividend income.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below is a list of each executive officer and director of KBI indicating position(s) held with KBI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o KBI at the address noted above.

NAME	POSITION(S) HELD WITH KBI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

Sean Hawkshaw	Director & Chief Executive Officer	—

Geoff Blake	Director & Head Of Business Development	—

William Cotter	Non-Executive Director	Mr. Cotter is retired and has only two active, Non-Executive directorships

Derval Murray	Chief Compliance Officer & Company Secretary	—

OTHER ADVISORY CLIENTS. KBI does not act as investment adviser to any other mutual funds registered under the 1940 Act, with similar investment objectives as the Global Listed Infrastructure Fund.

Engage360TM Fund

Boston Common Asset Management, LLC and the BCAM Agreement

THE BCAM AGREEMENT. At the November Meeting, the Trustees, including a majority of the Independent Trustees voting separately, approved a new sub-advisory agreement (the “BCAM Agreement”) with respect to the Engage360TM Fund between NTI and Boston Common Asset Management, LLC (“BCAM”). Under the BCAM Agreement, BCAM began managing a portion of the Engage360TM Fund ’s assets effective on or about December 3, 2021.

From November 17, 2017 until November 22, 2021, Strategic Global Advisors, LLC (“SGA”) managed a portion of the Engage360TM Fund ’s assets pursuant to a sub-advisory agreement between NTI and SGA, dated November 17, 2017 (the “SGA Agreement”). The SGA Agreement was terminated by the Board upon the recommendation of NTI for portfolio construction and performance-related reasons. NTI recommended that the Board approve the BCAM Agreement based on its evaluation of BCAM’s investment advisory operations and capabilities and the potential for BCAM’s investment strategy to better complement Ariel Investments, LLC (“Ariel”), Aristotle Capital Management, LLC (“Aristotle Capital”), ARK Investment Management, LLC (“ARK”), EARNEST Partners, LLC (“EARNEST Partners”) and Mar Vista Investment Partners, LLC (“Mar Vista”) to help the Fund achieve its risk-return objectives. From November 22, 2021, until on or about December 3, 2021, NTI utilized the services of a transition manager to manage the portion of the Engage360TM Fund previously managed by SGA. The Engage360TM Fund’s remaining assets are managed by Ariel, Aristotle Capital, ARK, EARNEST Partners and Mar Vista.

The material terms and conditions of the BCAM Agreement are substantially the same as those of the KBI Agreement and those of the Engage360TM Fund ’s other existing sub-advisory agreements, except for the sub-advisory fees (see pages 2 through 3 for a discussion of these terms). The addition of BCAM to the Engage360TM Fund has had no impact on the investment management fees charged to the Engage360TM Fund or the fees paid by its shareholders, because the fees paid by NTI to the Engage360TM Fund’s sub-advisers are deducted from the fees paid by the Engage360TM Fund to NTI.

INFORMATION ABOUT BCAM. BCAM located at 200 State Street, 7th Floor, Boston, Massachusetts 02109. BCAM is a majority women-owned firm and was founded by Geeta Aiyer, CFA in 2002, who remains the largest employee shareholder. Ownership has expanded to 21 employee owners (85% ownership) and one outside strategic partner, Affiliated Managers Group, Inc. (“AMG”) located at 777 S. Flagler Dr., Suite 1401, West Palm Beach, FL, 33401-6157 (15% ownership to enhance distribution efforts). As of September 30, 2021, BCAM had assets under management of approximately $5.7 billion. BCAM employs a comprehensive and repeatable investment process that focuses on quality, appealing valuation relative to growth, and avoids companies with volatile operating performance. BCAM seeks to invest in companies that it believes are positioned to benefit from global sustainable trends that can unlock alpha (i.e., returns in excess of a benchmark) over time.

MULTI-MANAGER FUNDS	4	NORTHERN INFORMATION STATEMENT

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FEBRUARY 28, 2022

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below is a list of each executive officer and director/member of BCAM indicating position(s) held with BCAM and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o BCAM at the address noted above.

NAME	POSITION(S) HELD WITH BCAM	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

Geeta Aiyer	President and Member	—

Corne Biemans	Member	Co-Chief Investment Officer of U.S. Equities

Allyson McDonald	Chief Executive Officer	—

Matt Zalosh	Chief Investment Officer of International Equities and Member	—

Nancy Spady	Chief Financial Officer and Member	—

Kristina Eisnor	Chief Compliance Officer and Chief Operating Officer	—

Praveen Abichandani	Co-Chief Investment Officer of U.S. Equities and Director of Research	—

OTHER ADVISORY AND SUB-ADVISORY CLIENTS. BCAM also acts as investment adviser or sub-adviser to the other SEC-registered investment companies listed below, which have similar investment objectives as the Engage360TM Fund. The table below sets forth certain information with respect to each fund.

NAME OF FUND	NET ASSETS OF FUND A/O 12/31/2021	ANNUAL RATE OF ADVISORY OR SUB-ADVISORY FEES	ADVISORY/SUB-ADVISORY FEES WAIVED OR REDUCED

Boston Common ESG Impact International Fund	$543,176,581	Advisory Fee: 0.80%	Y

Boston Common ESG Impact U.S. Equity Fund	$61,762,685	Advisory Fee: 0.75%	Y

Boston Common ESG Impact Emerging Markets Fund	$19,175,175	Advisory Fee: 0.85%	Y

AMG Boston Common Global Impact Fund	$908,296,587	Sub-Advisory Fee: 0.73%	N

John Hancock ESG International Equity Fund	$123,536,501	Sub-Advisory Fee: 0.40%	N

Sterling Capital Diverse Multi-Manager Active ETF	$101.48m	Sub-Advisory Fee: 0.28%	N

High Yield Opportunity Fund

Polen Capital Credit, LLC “PCC” (f/k/a DDJ Capital Management, LLC) and the PCC Agreement

THE POLEN CAPITAL CREDIT AGREEMENT. DDJ, a sub-adviser to the High Yield Opportunity Fund, was acquired by Polen Capital, a Florida-based registered investment adviser, on January 31, 2022. The transaction is deemed to be a “change in control” of DDJ under the 1940 Act. As required under the 1940 Act, the sub-advisory agreement between DDJ and NTI with respect to the High Yield Opportunity Fund (the “Original Sub-Advisory Agreement”) provided for automatic termination upon an assignment, including a change in control. Due to the change in ownership of DDJ, at a meeting held on January 20, 2022 (the “January Meeting”), the Board approved a new sub-advisory agreement between DDJ and NTI (the “New Sub-Advisory Agreement”). The New Sub-Advisory Agreement took effect upon the date of the change of control of DDJ and is similar in all material respects to the Original Sub-Advisory Agreement. There have been no changes to the Fund’s portfolio managers, investment objectives, or principal investment strategies and risks. Subsequent to the acquisition, DDJ changed its name to Polen Capital Credit, LLC.

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DDJ has managed assets pursuant to the Original Sub-Advisory Agreement between NTI and DDJ, dated September 19, 2012. NTI recommended that the Board approve the New Sub-Advisory Agreement based on its evaluation of DDJ’s investment advisory operations and capabilities to help the High Yield Opportunity Fund achieve its risk-return objectives. The material terms and conditions of the New Sub-Advisory Agreement are substantially the same as those of the Original Sub-Advisory Agreement and those of the High Yield Opportunity Fund ’s other existing sub-advisory agreements, except for the sub-advisory fees (see page 2). PCC receives fees from NTI for its services out of the fees that the High Yield Opportunity Fund pays to NTI under the Management Agreement. The High Yield Opportunity Fund pays no additional fees directly to PCC.

INFORMATION ABOUT PCC. PCC is located at 1075 Main Street, Suite 320, Waltham, Massachusetts 02451. As of December 31, 2021, PCC had assets under management of approximately $8.3 billion. PCC adheres to a value-oriented, bottom-up, fundamental investment philosophy in implementing each of its investment strategies. PCC is the wholly-owned subsidiary of Polen Capital Management, LLC, an investment adviser also registered with the Securities and Exchange Commission, which is located at 1825 NW Corporate Blvd., Ste. 300, Boca Raton, FL 33431.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below is a list of each executive officer and director/member of PCC indicating position(s) held with PCC and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o PCC at the address noted above.

NAME	POSITION(S) HELD WITH PCC	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

Stanley C. Moss	Chief Executive Officer	Chief Executive Officer of Polen Capital Management, LLC, the parent company of PCC

David J. Breazzano	Head of Team, Portfolio Manager, and Analyst; previously, President and Chief Investment Officer of PCC	—

Joshua L. McCarthy	General Counsel and Chief Compliance Officer	—

John J. Russel	Head of Finance; previously, Chief Financial Officer of PCC	—

OTHER ADVISORY AND SUB-ADVISORY CLIENTS. DDJ also acts as investment adviser or sub-adviser to the other SEC-registered investment companies listed below, which have similar investment objectives as the High Yield Opportunity Fund. The table below sets forth certain information with respect to each fund.

NAME OF FUND*	NET ASSETS OF FUND A/O 12/31/2021	ANNUAL RATE OF ADVISORY OR SUB-ADVISORY FEES	ADVISORY/SUB-ADVISORY FEES WAIVED OR REDUCED

Principal Funds, Inc. — High Income Fund	PCC sub-advises a portion of this Fund in an amount equal to approximately $613.6 million	Proprietary**	N

Principal Funds, Inc. — Global Diversified Income Fund	PCC sub-advises a portion of this Fund in an amount equal to approximately $709.7 million	Proprietary**	N

DDJ Opportunistic High Yield Fund	PCC serves as investment adviser with respect to entirety of this Fund; NAV of Fund was approximately $267.6 million	70 bps	Y
*

While each of the funds set forth above pursue a similar investment objective to the Multi-Manager High Yield Opportunity Fund, there are meaningful differences in implementation (particularly with respect to investment guidelines and tolerance for illiquid investments).

**

The sub-advisory rate is not disclosed pursuant to reliance on an exemptive order granted by the SEC, which permits sub-investment advisory fees to be disclosed only in the aggregate for multiple sub-advisers in a manager of managers arrangement.

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Approval of KBI Agreement

TRUSTEES’ CONSIDERATIONS IN APPROVING THE KBI AGREEMENT.

At the November Meeting, the Trustees reviewed and discussed information and written materials from NTI about KBI including: (i) the nature and quality of the investment advisory services to be provided by KBI, and the experience and qualifications of the personnel proposed to provide such services; (ii) KBI’s financial condition, history of operations and ownership structures; (iii) KBI’s brokerage and soft dollar practices; (iv) KBI’s investment strategies and styles of investing; (v) KBI’s performance history with respect to accounts or funds managed similarly to the Global Listed Infrastructure Fund and hypothetical performance information and portfolio attributes; (vi) information with respect to KBI’s risk management and cybersecurity programs; KBI’s compliance policies and procedures (including its code of ethics); the Trust’s Chief Compliance Officer’s (the “CCO”) evaluation of such policies and procedures; and material litigation, investigations, proceedings or actions (if any); (vii) any potential conflicts of interest in managing the Global Listed Infrastructure Fund, including KBI’s financial or business relationships with NTI and its affiliates, if any; and (viii) the proposed terms of the KBI Agreement. The Trustees also considered NTI’s discussion of the reasons that NTI was proposing KBI be added as a sub-adviser to the Global Listed Infrastructure Fund, including reasons NTI believes that KBI may contribute to the performance of the Global Listed Infrastructure Fund. The Trustees also discussed the proposed allocation of assets among KBI and the other sub-advisers to the Global Listed Infrastructure Fund.

In evaluating the KBI Agreement, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. However, the Trustees relied upon the recommendations and performance evaluations of NTI with respect to KBI.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to KBI’s operations, qualifications, performance and experience in managing the type of strategy for which KBI was proposed to be engaged in connection with the Global Listed Infrastructure Fund. The Trustees also considered NTI’s evaluation of KBI’s potential to contribute to the Global Listed Infrastructure Fund’s returns. The Trustees also reviewed the CCO’s evaluation of KBI’s compliance program and code of ethics, noting that the CCO believed the program to be reasonably designed to prevent the violation of federal securities laws. The Trustees concluded that KBI was able to provide quality services to the Global Listed Infrastructure Fund.

Fees, Expenses and Performance

With respect to the sub-advisory fees, the Trustees considered that KBI would be paid by NTI out of NTI’s management fees and not by the Global Listed Infrastructure Fund. The Trustees also believed, based on NTI’s representations, that the KBI Agreement had been negotiated at arm’s-length between NTI and KBI. The Trustees considered comparisons of KBI’s fees at various asset levels of the Global Listed Infrastructure Fund and in relation to the other sub-advisers to the Global Listed Infrastructure Fund. The Trustees also compared KBI’s fees in relationship to its standard fee schedule for accounts in the strategy. Finally, the Trustees considered NTI’s representations that the fees to be paid to KBI were reasonable in light of the anticipated quality of the services to be performed by it.

The Trustees considered the expected impact on profitability to NTI of the Global Listed Infrastructure Fund before and after the addition of KBI. These comparisons showed that NTI’s profitability would slightly decrease at current asset levels after the addition of KBI. The Trustees did not consider KBI’s projected profitability because NTI would be paying KBI out of the management fee that NTI received from the Global Listed Infrastructure Fund. The Trustees therefore believed that NTI had an incentive to negotiate the lowest possible sub-advisory fees.

The Trustees considered and evaluated KBI’s performance information with respect to its other accounts using the similar investment strategy that KBI proposes to use in managing a portion of the Global Listed Infrastructure Fund’s assets, and NTI’s evaluation of that performance. The Trustees reviewed reports prepared by NTI showing the hypothetical performance of KBI over various time periods if KBI had been managing the Global Listed Infrastructure Fund along with the other sub-advisers to the Global Listed Infrastructure Fund. The Trustees also considered KBI’s performance record in the strategy for which it was being engaged against other relevant performance benchmarks. It was noted that KBI had a different investment style than the other sub-advisers, and that its investment style would underperform in various market environments. The Trustees concluded, based upon the information provided, that KBI’s performance record in its strategy was generally satisfactory.

Economies of Scale

The Trustees considered information prepared by NTI that showed the impact on NTI’s net management fee (after payment of sub-advisory fees) at various asset levels. They took into account the levels of aggregate sub-advisory fees at various asset levels, including a breakpoint in the sub-advisory fee structures. However, the Trustees generally considered economies of scale with respect to the Global Listed Infrastructure Fund primarily at the management fee level given that NTI would be paying KBI out of its management fee. It was noted by the Trustees that KBI had a breakpoint in its sub-advisory fee structure. Accordingly, the Trustees concluded that the proposed fee arrangement with KBI, at current and projected assets levels for the Global Listed Infrastructure Fund, would be appropriate.

Other Benefits

The Trustees considered other potential benefits to be derived by KBI as a result of its relationship with the Global Listed Infrastructure Fund. For example, the Trustees noted that KBI may obtain reputational benefits from the success of the Global Listed Infrastructure Fund or other series of the Trust. The Trustees also considered the other relationships that KBI had with NTI or its affiliates, including KBI’s use of an NTI affiliate for certain back-office functions. The Trustees concluded that, based on the information provided, any such potential benefits were immaterial to its consideration and approval of the KBI Agreement.

Conclusion

The Trustees reviewed with counsel to the Independent Trustees the legal standards applicable to their consideration of the KBI Agreement.

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Based on the Trustees’ review and deliberations, which included consideration of each of the factors referenced above, and the recommendations by NTI, the Trustees, including the Independent Trustees, concluded that the proposed fee to be paid to KBI was reasonable in light of the services to be provided by it and the Trustees unanimously approved the KBI Agreement.

Approval of BCAM Agreement

TRUSTEES’ CONSIDERATIONS IN APPROVING THE BCAM AGREEMENT.

At the November Meeting, the Trustees reviewed and discussed information and written materials from NTI about BCAM including: (i) the nature and quality of the investment advisory services to be provided by BCAM and the experience and qualifications of the personnel proposed to provide such services; (ii) BCAM’s financial condition, history of operations and ownership structures; (iii) BCAM’s brokerage and soft dollar practices; (iv) BCAM’s investment strategies and styles of investing; (v) BCAM’s performance history with respect to accounts or funds managed similarly to the Engage360TM Fund and hypothetical performance information and portfolio attributes; (vi) information with respect to BCAM’s risk management and cybersecurity programs; BCAM’s compliance policies and procedures (including its code of ethics); the Trust’s CCO’s evaluation of such policies and procedures; and material litigation, investigations, proceedings or actions (if any); (vii) any potential conflicts of interest in managing the Engage360TM Fund, including BCAM’s financial or business relationships with NTI and its affiliates, if any; and (viii) the proposed terms of the BCAM Agreement. The Trustees also considered NTI’s discussion of the reasons that NTI was proposing BCAM be added as sub-adviser to the Engage360TM Fund, including reasons NTI believes that BCAM may contribute to the performance of the Engage360TM Fund. The Trustees also discussed the proposed allocation of assets among BCAM and the other sub-advisers to the Engage360TM Fund.

In evaluating the BCAM Agreement, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. However, the Trustees relied upon the recommendations and performance evaluations of NTI with respect to BCAM.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to BCAM’s operations, qualifications, performance and experience in managing the type of strategy for which BCAM was proposed to be engaged in connection with the Engage360TM Fund. The Trustees also considered NTI’s evaluation of BCAM’s potential to contribute to the Engage360TM Fund’s returns. They noted that BCAM had previously served as sub-adviser to another multi-manager fund in a different strategy. The Trustees reviewed the CCO’s evaluation of BCAM’s compliance program and code of ethics, noting that the CCO believed the program to be reasonably designed to prevent the violation of federal securities laws. The Trustees concluded that BCAM was able to provide quality services to the Engage360TM Fund.

Fees, Expenses and Performance

With respect to the sub-advisory fees, the Trustees considered that BCAM would be paid by NTI out of NTI’s management fees and not by the Engage360TM Fund. The Trustees also believed, based on NTI’s representations, that the BCAM Agreement had been negotiated at arm’s-length between NTI and BCAM. The Trustees also considered comparisons of BCAM’s fees at various asset levels of the Engage360TM Fund and in relation to the other sub-advisers to the Engage360TM Fund. The Trustees compared BCAM’s fees in relationship to its standard fee schedule for accounts in the strategy. Finally, the Trustees considered NTI’s representations that the fees to be paid to BCAM were reasonable in light of the anticipated quality of the services to be performed by it.

The Trustees also considered the expected impact on profitability to NTI of the Engage360TM Fund before and after the addition of BCAM. These comparisons showed that NTI’s profitability would slightly increase or be the same at current asset levels after the addition of BCAM. The Trustees did not consider BCAM’s projected profitability because NTI would be paying BCAM out of the management fee that NTI received from the Engage360TM Fund. The Trustees therefore believed that NTI had an incentive to negotiate the lowest possible sub-advisory fees.

The Trustees considered and evaluated BCAM’s performance information with respect to its other accounts using the similar investment strategy that BCAM proposes to use in managing a portion of the Engage360TM Fund’s assets, and NTI’s evaluation of that performance. The Trustees reviewed reports prepared by NTI showing the hypothetical performance of BCAM over various time periods if BCAM had been managing the Engage360TM Fund along with the other sub-advisers to the Engage360TM Fund. The Trustees also considered BCAM’s performance record in the strategy for which it was being engaged against other relevant performance benchmarks. It was noted that BCAM had a different investment style than the other sub-advisers, and that its investment style would underperform in various market environments. The Trustees concluded, based upon the information provided, that BCAM’s performance record in its strategy was generally satisfactory.

Economies of Scale

The Trustees considered information prepared by NTI that showed the impact on NTI’s net management fee (after payment of sub-advisory fees) at various asset levels. They took into account the levels of aggregate sub-advisory fees at various asset levels, including breakpoints in the sub-advisory fee structures. However, the Trustees generally considered economies of scale with respect to the Engage360TM Fund primarily at the management fee level given that NTI would be paying BCAM out of its management fee. It was noted by the Trustees that BCAM had breakpoints in its sub-advisory fee structure. Accordingly, the Trustees concluded that the proposed fee arrangement with BCAM, at current and projected assets levels for the Engage360TM Fund, would be appropriate.

Other Benefits

The Trustees considered other potential benefits to be derived by BCAM as a result of its relationship with the Engage360TM Fund. For example, the Trustees noted that BCAM may obtain reputational benefits from the success of the Engage360TM Fund or other series of the Trust. The Trustees also considered that BCAM outsources its trading executions services to Northern Trust Securities, Inc., an affiliated broker of Northern Trust. The Trustees considered that the Trust had previously adopted Rule 17e-1 procedures to allow for

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NTI and its sub-advisers, as needed, to conduct affiliated brokerage transactions, and the CCO confirmed that any such affiliated transactions would be executed in compliance with these procedures. The Trustees concluded that, based on the information provided, any such potential benefits were immaterial to its consideration and approval of the BCAM Agreement.

Conclusion

The Trustees reviewed with counsel to the Independent Trustees the legal standards applicable to their consideration of the BCAM Agreement. Based on the Trustees’ review and deliberations, which included consideration of each of the factors referenced above, and the recommendations by NTI, the Trustees, including the Independent Trustees, concluded that the proposed fee to be paid to BCAM was reasonable in light of the services to be provided by it and the Trustees unanimously approved the BCAM Agreement.

Approval of DDJ Agreement

TRUSTEES’ CONSIDERATIONS IN APPROVING THE DDJ AGREEMENT.

At the January Meeting, the Trustees reviewed and discussed information and written materials from NTI about DDJ including: (i) the nature and quality of the investment advisory services provided by DDJ and the experience and qualifications of the personnel providing such services; (ii) DDJ’s financial condition, history of operations and ownership structures, including information relating to Polen Capital; (iii) DDJ’s investment strategies and styles of investing; (iv) DDJ’s performance history with respect to the High Yield Opportunity Fund; (v) information with respect to DDJ’s compliance policies and procedures and the Trust’s CCO’s evaluation of such policies and procedures, as well as DDJ’s regulatory history; (vi) DDJ’s conflicts of interest in managing the High Yield Opportunity Fund, including DDJ’s financial or business relationships with NTI and its affiliates, if any; and (vii) the terms of the New Sub-Advisory Agreement. In considering the New Sub-Advisory Agreement, the Trustees considered that the Board had previously approved DDJ’s Original Sub-Advisory Agreement in May, 2021, and that DDJ had provided a bring-down memo to update the materials that had been provided in connection with the most recent approval of the Original Sub-Advisory Agreement. The Trustees also considered NTI’s discussion of the reasons that it believes that DDJ’s continued service as a sub-adviser to the High Yield Opportunity Fund is in the best interests of the High Yield Opportunity Fund’s shareholders. The Trustees also discussed the proposed allocation of assets among DDJ and the other sub-advisers to the High Yield Opportunity Fund, noting that they are not proposed to change.

In evaluating the DDJ Agreement, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. However, the Trustees relied upon the recommendations and performance evaluations of NTI with respect to DDJ.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to DDJ’s operations, qualifications, performance and experience in managing the type of strategy for which DDJ is engaged in connection with the High Yield Opportunity Fund. The Trustees also considered NTI’s evaluation of DDJ’s potential to continue to contribute to the High Yield Opportunity Fund’s returns. The Trustees also reviewed the CCO’s evaluation of DDJ’s compliance program, noting that the CCO believed the program continues to be satisfactory and in compliance with regulatory requirements. The Trustees concluded that DDJ was able to continue to provide quality services to the High Yield Opportunity Fund.

Fees, Expenses and Performance

The Trustees considered that the sub-advisory fees to be paid to DDJ under the New Sub-Advisory Agreement were the same as those paid under the Original Sub-Advisory Agreement and that DDJ would continue to be paid by NTI out of its management fees and not by the High Yield Opportunity Fund. The Trustees also considered that the terms of the New Sub-Advisory Agreement were materially similar to those of the Original Sub-Advisory Agreement. The Trustees further considered comparisons of total fees received by DDJ with respect to the High Yield Opportunity Fund compared to those received from its other similar institutional accounts. Finally, the Trustees considered NTI’s representations that the fees paid to DDJ were reasonable in light of the quality of the services performed by it.

The Trustees considered the current profitability to NTI of the High Yield Opportunity Fund. The Trustees also considered the total sub-advisory fees paid by NTI to DDJ. Because NTI paid DDJ out of the management fee that NTI received from the High Yield Opportunity Fund, the Trustees believed that NTI had an incentive to negotiate the lowest possible sub-advisory fees.

The Trustees considered and evaluated the performance of the High Yield Opportunity Fund and the performance of the portion of the High Yield Opportunity Fund managed by DDJ, both against the High Yield Opportunity Fund’s benchmark index (the “Benchmark”) and the median performance of the High Yield Opportunity Fund’s applicable peer group (the “Peer Group”). The Trustees noted that both the High Yield Opportunity Fund and the portion of the High Yield Opportunity Fund managed by DDJ underperformed the Benchmark and the median performance of the Peer Group for the three-year period but outperformed the Benchmark and the median performance of the Peer Group for the one-year period. The Trustees also noted that although the High Yield Opportunity Fund underperformed its Benchmark for the five-year period, the High Yield Opportunity Fund outperformed the median performance of the Peer Group, and the portion of the High Yield Opportunity Fund managed by DDJ outperformed both the Benchmark and the median performance of the Peer Group, for the same period. Further, it was noted that although the High Yield Opportunity Fund underperformed its Benchmark for the period since inception, the portion of the High Yield Opportunity Fund managed by DDJ outperformed the Benchmark for the same period. The Trustees concluded, based upon the information provided, that DDJ’s performance record in its strategy was generally satisfactory.

Economies of Scale

The Trustees considered information prepared by NTI that showed the impact on NTI’s net management fee (after payment of sub-advisory fees) at various asset levels. They took into account the levels of aggregate sub-advisory fees at various asset levels, including breakpoints in the sub-advisory fee structures. However, the Trustees

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generally considered economies of scale with respect to the High Yield Opportunity Fund primarily at the management fee level given that NTI pays DDJ out of its management fee. It was noted by the Trustees that DDJ had breakpoints in its sub-advisory fee structure. Accordingly, the Trustees concluded that the fee arrangement with DDJ, at current and project assets levels for the High Yield Opportunity Fund, continues to be appropriate.

Other Benefits

The Trustees considered other potential benefits derived or to be derived by DDJ as a result of its relationships with the High Yield Opportunity Fund. For example, the Trustees noted that DDJ may continue to obtain reputational benefits from the success of the High Yield Opportunity Fund or other series of the Trust. The Trustees also considered the other relationships that DDJ and/or Polen Capital had with NTI or its affiliates, including that Polen Capital serves as a sub-adviser to another series of the Trust managed by NTI. The Trustees concluded that, based on the information provided, any such potential benefits were immaterial to its consideration and approval of the New Sub-Advisory Agreement.

Conclusion

The Trustees reviewed with counsel to the Independent Trustees the legal standards applicable to their consideration of the New Sub-Advisory Agreement. Based on the Trustees’ review and deliberations, which included consideration of each of the factors referenced above, and the recommendations by NTI, the Trustees, including the Independent Trustees, concluded that the fee paid (and proposed to continue being paid) to DDJ was reasonable in light of the services to be provided by it and the Trustees unanimously approved the New Sub-Advisory Agreement.

Additional Information

MANAGEMENT AND SUB-ADVISORY FEES. For the fiscal year ended March 31, 2021, the Global Listed Infrastructure Fund and the Engage360TM Fund and the High Yield Opportunity paid management fees to NTI, and NTI paid sub-advisory fees to the Funds’ sub-advisers, in the aggregate amounts and as a percentage of the Funds’ average daily net assets, set forth in the chart below.

FUND	MANAGEMENT FEES PAID TO NTI BY FUND		SUB-ADVISORY FEES PAID TO SUB-ADVISERS BY NTI

Global Listed Infrastructure Fund	$9,650,250	0.90%	$4,377,434	0.41%

Engage360TM Fund	$2,260,702	0.68%	$1,166,943	0.35%

High Yield Opportunity Fund	$1,555,154	0.83%	$684,284	0.36%

As of February 11, 2022 , the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of each Fund.

Brokerage commissions may be paid to Northern Trust Securities, Inc. and/or Northern Trust Securities LLP, each an affiliated person of the Investment Adviser, which generally charge lower commission rates. The following table sets forth certain information regarding commissions paid to Northern Trust Securities, Inc. for the last fiscal year ended March 31, 2021:

FUND	TOTAL DOLLAR AMOUNT OF COMMISSIONS PAID TO AFFILIATED PERSON	% OF TOTAL COMMISSIONS PAID TO AFFILIATED PERSON	% OF TOTAL DOLLAR AMOUNT OF TRANSACTIONS INVOLVING PAYMENT OF COMMISSIONS EFFECTED THROUGH AFFILIATED PERSON
	2021	2021	2021

Multi-Manager Global Listed Infrastructure Fund	$13,617	2.00%	5.63%
Northern Engage360TM Fund	$2,066	1.53%	4.86%
High Yield Opportunity Fund	$0	0.00%	0.00%

INFORMATION ABOUT NTI. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. NTI is an indirect subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer, director and certain other officers of NTI indicating position(s) held with NTI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTI at the address noted above.

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NAME AND POSITION WITH INVESTMENT ADVISER (NTI)	NAME OF OTHER COMPANY	POSITION WITH OTHER COMPANY

Abunassar, John Director and Executive Vice President	The Northern Trust Company NT Global Advisors, Inc.	Executive Vice President Director

Carberry, Craig R. Senior Vice President, Chief Legal Officer, Senior Trust Officer and Secretary	The Northern Trust Company Northern Trust Corporation 50 South Capital Advisors, LLC Belvedere Advisors, LLC Northern Trust Securities, Inc.	Deputy General Counsel and Senior Vice President Deputy General Counsel Secretary Secretary and Chief Legal Officer Secretary

Caron, Judy A. Assistant Trust Officer and Assistant Secretary	50 South Capital Advisors, LLC Belvedere Advisors, LLC Northern Trust Securities, Inc.	Assistant Secretary Assistant Secretary Assistant Secretary

Chappell, Darlene Vice President and Anti-Money Laundering Compliance Officer	50 South Capital Advisors, LLC Belvedere Advisors LLC	Chief Anti-Money Laundering Officer Anti-Money Laundering Compliance Officer

Del Real, Jose J. Assistant Secretary	The Northern Trust Company Northern Trust Corporation	Assistant General Counsel and Senior Vice President Assistant General Counsel

Ewing, Peter K. Director and Senior Vice President	None	None

Feeney, Angelica C. Assistant Secretary	None	None

Hawkins, Sheri B. Director and Executive Vice President	The Northern Trust Company	Executive Vice President

Kumar, Archana Director, Executive Vice President and Chief Operating Officer	The Northern Trust Company Belvedere Advisors LLC	Executive Vice President Manager, Chairman of the Board, and Chief Executive Officer

Manioudakis, Angelo Director, Chief Investment Officer and Executive Vice President	The Northern Trust Company	Executive Vice President

McInerney, Joseph W. Senior Vice President and Chief Risk Officer	50 South Capital Advisors, LLC NT Global Advisors, Inc.	Manager and Chairman of the Board Director and Senior Vice President

Teufel, Maya G. Senior Vice President and Chief Compliance Officer	None	None

Thomas, Shundrawn A. Director, Chairman, President and Chief Executive Officer	The Northern Trust Company Northern Trust Corporation	Executive Vice President and President – Asset Management Executive Vice President and President – Asset Management

Wickert, Ryan M. Senior Vice President, Chief Financial Officer, Treasurer and Cashier	Belvedere Advisors, LLC	Chief Financial Officer and Senior Vice President

INFORMATION ABOUT THE DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the Funds’ distributor. NTI acts as administrator for the Funds. The Northern Trust Company (“TNTC”), located at 50 South LaSalle Street, Chicago, IL 60603, serves as transfer agent, custodian and sub-administrator to the Funds.

SHAREHOLDER REPORTS. The Funds will furnish, without charge, copies of their annual reports dated March 31, 2021 and semi-annual reports dated September 30, 2021 to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, IL 60675-5986, by telephone at (800) 595-9111, or by e-mail at northern-funds@ntrs.com. Copies of the Funds’ annual reports, semi-annual reports and other documents are also available on the Funds’ website: northerntrust.com/funds.

SHARE OWNERSHIP INFORMATION. As of February 11, 2022, the record date for shareholders receiving this Joint Information Statement, the Global Listed Infrastructure Fund, the Engage360TM Fund, and the High Yield Opportunity Fund had 84,999,455.2240, 27,395,069.18 and 19,474,796.08 shares outstanding, respectively.

As of February 11, 2022, TNTC and its affiliates held of record more than 25% of the outstanding shares of the Funds as agent, custodian, trustee or investment adviser on behalf of their customers. As of February 11, 2022, the names and share ownership of the entities or individuals that held of record or beneficially owned 5% or more of

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the outstanding shares of the Global Listed Infrastructure Fund, the Engage360TM Fund and the High Yield Opportunity Fund were as follows:

NAME OF FUND	NAME OF ENTITY OR INDIVIDUAL	NUMBER OF SHARES	% OF FUND

Global Listed Infrastructure Fund	Nestle Waters North America Holdings Inc. Deferred Compensation Program 50 S. La Salle St. Chicago, IL 60603	5,289,689	6.22%

Engage360TM Fund	The University of Chicago 50 South LaSalle Street, Chicago, Illinois 60603	18,318,612	66.87%

	Chicago Community Trust Combined Funds 50 South LaSalle Street, Chicago, Illinois 60603	4,119,154	15.04%

	Rush-Presbyterian-St. Luke’s Medical 50 South LaSalle Street, Chicago, Illinois 60603	1,627,992	5.94%

High Yield Opportunity Fund	Hubbell Incorporated Master Pension 50 S. La Salle St. Chicago, IL 60603	3,225,055	16.57%

	FedEx Pilots Post-Medicare Retiree Health Plan VEBA Trust 50 S. La Salle St. Chicago, IL 60603	1,200,048	6.16%

As of February 11, 2022, no other entities or individuals held of record or beneficially owned 5% or more the outstanding shares of the Global Listed Infrastructure Fund, Engage360TM Fund and High Yield Opportunity Fund.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of the Funds share the same address, and the Funds or your broker or bank (for “street name” accounts) has received consent to household material, then the Funds or your broker or bank may have sent to your household only one copy of this Joint Information Statement, unless the Funds or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Joint Information Statement, the Funds will deliver promptly a separate copy of this Joint Information Statement to you upon written or oral request. To receive a separate copy of this Joint Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. The power to call a vote with respect to shareholders of the Funds is vested exclusively in the Board. To the extent required by law, the Trust will assist in shareholder communications in connection with a meeting called by shareholders. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of a Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northerntrust.com/funds	MM STM GLI&ENG&MOPP	(2/22)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF JOINT INFORMATION STATEMENT

This communication presents only an overview of the Joint Information Statement, which contains important information and is available to you on the internet relating to the Multi-Manager Global Listed Infrastructure Fund (the “Global Listed Infrastructure Fund”), the Northern Engage360TM Fund (the “Engage360TM Fund”) and the Multi-Manager High Yield Opportunity Fund (the “High Yield Opportunity Fund”, and together with the Global Listed Infrastructure Fund and the Engage360TM Fund, the “Funds”). The Funds are series of Northern Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Joint Information Statement.

The following material is available for view: Joint Information Statement

The Joint Information Statement describes recent sub-adviser changes relating to the Funds. Specifically, the Board of Trustees of the Trust (the “Board”) approved the termination of Maple-Brown Abbott Limited (“MBA”) as a sub-adviser to the Global Listed Infrastructure Fund, effective on or about November 22, 2021, and the appointment of KBI Global Investors (North America) Ltd. (“KBI”) to sub-advise a portion of the Global Listed Infrastructure Fund, effective on or about December 10, 2021. The Board has also approved the termination of Strategic Global Advisors, LLC (“SGA”) as a sub-adviser to the Engage360TM Fund effective on or about November 22, 2021, and the appointment of Boston Common Asset Management, LLC (“BCAM”) to sub-advise a portion of the Engage360TM Fund, effective on or about December 3, 2021.

In addition, DDJ Capital Management, LLC (“DDJ”), a sub-adviser to the High Yield Opportunity Fund, was acquired by Polen Capital Management, LLC (“Polen Capital”), on January 31, 2022. The transaction was deemed to be a “change in control” of DDJ under the Investment Company Act of 1940, as amended (the “1940 Act”). As required under the 1940 Act, the sub-advisory agreement between DDJ and Northern Trust Investments, Inc. (“NTI”) with respect to the High Yield Opportunity Fund (the “Original Sub-Advisory Agreement”) provided for automatic termination upon an assignment, including a change in control. Due to the change in ownership of DDJ, the Board approved a new sub-advisory agreement between DDJ and NTI (the “New Sub-Advisory Agreement”). The New Sub-Advisory Agreement took effect upon the date of the change of control of DDJ and is similar in all material respects to the Original Sub-Advisory Agreement. There have been no changes to the High Yield Opportunity Fund’s portfolio managers, investment objectives, or principal investment strategies and risks. Subsequent to the acquisition, DDJ changed its name to Polen Capital Credit, LLC (“PCC”).

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Funds. In lieu of physical delivery of the Joint Information Statement, the Funds will make the Joint Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Joint Information Statement is being mailed on or about March 1, 2022 to shareholders of record of the Funds as of February 11, 2022. The Joint Information Statement will be available on the Trust’s website at https://www.northerntrust.com/informationstatements until May 30, 2022. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you want to receive a paper or e-mail copy of the Joint Information Statement, you must request one. A copy of the Joint Information Statement may be obtained upon request and without charge. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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